UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2023
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Pinterest, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 762-7100
(Registrant’s telephone number, including area code)

505 Brannan Street
San Francisco, California 94107
(Former name or former address, if changed since last report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities
On March 24, 2023, the Audit and Risk Committee of the Board of Directors (the “Audit Committee”) of Pinterest, Inc. (the “Company”) approved a restructuring plan intended to support the Company’s corporate strategy, improve efficiency and position the business in light of the ongoing macroeconomic environment (the “Plan”). This consists of a plan to sublease the Company’s leased office space at 505 Brannan Street in San Francisco, which the Company will cease occupying by the end of first quarter of 2023, and abandoning certain other leased office spaces (the “office space reductions”) which are in addition to a workforce reduction of approximately 4% that the Company commenced in February 2023. Decisions regarding the elimination of positions are subject to local law and consultation requirements in certain countries. The Company continues to review its cost structure and operating plan and may determine to take additional actions in the future in connection with the Plan.

The Company estimates that it will incur approximately $100.0 million to $125.0 million in charges in connection with the Plan. These charges consist primarily of $95.0 million to $110.0 million in non-cash impairment and abandonment charges related to the Company’s lease right-of-use assets and leasehold improvements. Approximately $95.0 million to $115.0 million of the aggregate charges in connection with the Plan are expected to be incurred in the first quarter of 2023. Approximately $2.0 million to $4.0 million of the aggregate charges in connection with the Plan are expected to result in future cash expenditures. The Company currently intends to continue to pay all contractual rent payments but plans to sublease all or a portion of our office space at 505 Brannan Street and negotiate early lease terminations, which could materially affect the Company’s cash flows. The actual amount and timing of any resulting impact to cash flows will depend on the outcome of any negotiations with landlords and potential subtenants.

The actions associated with the office space reductions under the Plan are expected to be fully complete in 2023.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions and negotiations with landlords and potential subtenants, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, or if it determines to take additional actions in the future in connection with the Plan.
Item 2.06. Material Impairments.
The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our growth strategy and the expected benefits, costs, charges and timing related to completion of the Plan. Words such as “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “could,” “predicts,” “commitments,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the risk that the restructuring costs, charges and impacts to cash flows may be greater or less than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company may not be able to exit or reduce office space as anticipated; and the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is available on our investor relations website at investor.pinterestinc.com and on the Securities Exchange Commission website at www.sec.gov. All information provided in this Current Report is as of March 27, 2023. Undue reliance should not be placed on the forward-looking statements in this Current Report, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: March 27, 2023	By:	/s/ Todd Morgenfeld
Todd Morgenfeld
Chief Financial Officer